CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated June 3, 2002, in the Registration Statement and related Prospectus of the UBS PaineWebber Equity Trust, Growth Stock Series Twenty Five.
  /s/ ERNST & YOUNG LLP
  New York, New York
  June 10, 2002